Exhibit 32.1

Certification Pursuant to

18 U.S.C. Section 1350

Robert Chvátal, as Chief Executive Officer of EuroTel Bratislava, a.s. (the “Company”), and Ivan Bošňák, as Chief Financial Officer of the Company, hereby certify, pursuant to 18 U.S.C. §1350, that

(1) the financial statements on Form 6-K for the nine months ended September 30, 2003, as furnished to the Securities and Exchange Commission by the Company on the date hereof (the “Quarterly Report”), fully comply with the applicable requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: November 14, 2003		/S/ ROBERT CHVÁTAL

	Name:	Robert Chvátal
	Title:	Chief Executive Officer,
EuroTel Bratislava, a.s.

Dated: November 14, 2003		/S/ IVAN BOšňÁK

	Name:	Ivan Bošňák
	Title:	Chief Financial Officer,
EuroTel Bratislava, a.s.

A signed original of this written statement required by Section 906 has been provided to EuroTel Bratislava, a.s. and will be retained by EuroTel Bratislava, a.s. and furnished to the Securities and Exchange Commission or its staff upon request.